Exhibit 8

ELLOMAY CAPITAL LTD.

List of Subsidiaries as of December 31, 2019

Name of Subsidiary	Percentage of Ownership	Jurisdiction of Incorporation
Ellomay Clean Energy Ltd.	100%	Israel
Ellomay Clean Energy LP	100%	Israel
Ellomay Luxembourg Holdings S.àr.l.	100%	Luxembourg
Ellomay Spain S.L.	100%[1]	Spain
Rodríguez I Parque Solar, S.L	100%[1]	Spain
Rodríguez II Parque Solar, S.L.	100%[1]	Spain
Seguisolar S.L.	100%[1]	Spain
Talasol Solar S.L.U.	51%[1]	Spain
Ellomay Solar S.L.U.	100%[1]	Spain
Ellomay Holdings Talmei Yosef Ltd.	100%	Israel
Ellomay Sun Team Ltd.	100%[2]	Israel
Ellomay Talmei Yosef Ltd.	100%[3]	Israel
Ellomay Water Plants Holdings (2014) Ltd.	100%	Israel
Ellomay Manara (2014) Ltd.	100%[4]	Israel
Ellomay Pumped Storage (2014) Ltd.	75%[4]	Israel
Groen Gas Goor B.V.	100%[1]	The Netherlands
Groen Goor, Independent Power Plant B.V.	100%[5]	The Netherlands
Groen Gas Oude-Tonge B.V.	100%[1]	The Netherlands
Oude Tonge Oude Tonge Holdings B.V.	100%[6]	The Netherlands

1.	Held by Ellomay Luxembourg Holdings S.àr.l.
2.	Held by Ellomay Holdings Talmei Yosef Ltd.
3.	Held by Ellomay Sun Team Ltd.
4.	Held by Ellomay Water Plants Holdings (2014) Ltd.
5.	Wholly-owned by Groen Gas Goor B.V.
6.	Wholly-owned by Groen Gas Oude-Tonge B.V.